DISTRIBUTION AGREEMENT

This AMENDED AND RESTATED DISTRIBUTION AGREEMENT (this “Agreement”) is made as of November 1, 2021, as amended and restated as of December 6, 2021, by and between Allspring Variable Trust, a Delaware statutory trust (the “Trust”) on behalf of each series of the Trust now or hereafter identified on Schedule I (each, a “Fund” and collectively, the “Funds”), and Allspring Funds Distributor, LLC, a Delaware limited liability company (the “Distributor”).  Absent written notification to the contrary by either the Trust or the Distributor, each new investment portfolio established in the future shall automatically become a “Fund” for all purposes hereunder and shares of each new class established in the future shall automatically become “Shares” for all purposes hereunder as if set forth on Schedule I.
WHEREAS, this Distribution Agreement amends and replaces the agreement dated November 1, 2021 previously entered into by and between the parties;
WHEREAS, the Trust is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);
WHEREAS, the Trust desires to retain the Distributor as the exclusive distributor of the units of beneficial interest in all classes of shares (“Shares”) of the Funds, and the Distributor is willing to render such services; and
WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member of the Financial Industry Regulatory Authority (the “FINRA”).
NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
1.
Services as Distributor.

1.1.
The Distributor will act as agent for the distribution of Shares in accordance with any instructions of the Trust’s Board of Trustees (“Board”) and with the Trust’s registration statement then in effect under the Securities Act of 1933, as amended (the “1933 Act”), and will transmit promptly any orders properly received by it for the purchase or redemption of Shares to the Trust or its transfer agent, or their designated agents.  As used in this Agreement, the term “registration statement” shall mean any registration statement, specifically including, among other items, any then-current prospectus together with any related then-current statement of additional information, filed with the SEC with respect to Shares, and any amendments and supplements thereto which at any time shall have been filed.

1.2.
The Distributor agrees to use appropriate efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion, as it believes appropriate in connection with such solicitation.  The Distributor agrees to offer and sell Shares at the applicable public offering price or net asset value next determined after an order is received.  The Trust understands that the Distributor is and may in the future be the distributor of shares of other investment company portfolios including portfolios having investment objectives similar to those of the Funds.  The Trust further understands that existing and future investors in the Funds may invest in shares of such other portfolios.  The Trust agrees that the Distributor’s duties to such portfolios shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.
1.3.
The Distributor shall, at its own expense, finance such activities as it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of insurance companies, underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature.  the Distributor shall be responsible for reviewing and providing advice on all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to each of the Funds, and shall file with FINRA or the appropriate regulators all such materials as are required to be filed under applicable laws and regulations in compliance with such laws and regulations.  In addition, the Distributor will provide sufficient personnel, during normal business hours, reasonably necessary to respond to telephone questions with respect to the Funds.
1.4.
In connection with all matters relating to this Agreement, the Distributor agrees to comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal and state laws, rules and regulations.
1.5.
Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by other circumstances of any kind, the Trust’s officers may decline to accept any orders for, or make any sales of Shares until such time as those officers deem it advisable to accept such orders and to make such sales.
1.6.
The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take, or cause to be taken, all actions that may be reasonably necessary in connection with the qualification of Shares for sale in such states as the Trust directs and in such states as the Distributor may recommend to the Trust which the Trust approves, and the Trust shall pay all fees and other expenses incurred in connection with such qualification.

1.7.
The Trust shall furnish from time to time, for use in connection with the sale of Shares, such information with respect to the Funds and Shares as the Distributor may reasonably request and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent.  The Trust shall also furnish the Distributor upon request with: (a) audited annual and unaudited semi-annual statements of the Trust’s books and accounts with respect to each Fund, and (b) from time to time such additional information regarding the Funds’ financial condition as the Distributor may reasonably request.
1.8.
The Distributor may be reimbursed for all or a portion of the expenses described above and/or compensated for services rendered hereunder, to the extent permitted by a distribution plan adopted by the Trust on behalf of a Fund pursuant to Rule 12b-1 under the 1940 Act.  No provision of this Agreement shall be deemed to prohibit any payments by a Fund to the Distributor or by a Fund or the Distributor to insurance companies through whom Shares of the Fund are sold where such payments are made under a distribution plan adopted by the Trust on behalf of such Fund pursuant to Rule 12b-1 under the 1940 Act.
1.9.
The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of Rule 12b-1 payments received by the Distributor, if any.
1.10.
The Distributor and the Trust shall enter into written agreements with insurance companies, based on such form(s) of participation agreement as may be approved by the Board from time to time. The Distributor also may enter into such agreements based on such additional forms of agreement as it deems appropriate, provided that the Distributor determines that the Trust’s and the Funds’ responsibility or liability to any person on account of any acts or statements of any such insurance company under any such participation agreement do not exceed their responsibility or liability under the form(s) approved by the Board, and provided further that the Distributor determines that the overall terms of any such participation agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board.  In entering into and performing such agreements, the Distributor shall act as principal and not as agent for the Trust or any Fund.
2.
Representations and Undertakings.
2.1.
The Trust represents to the Distributor that all registration statements filed by the Trust with the SEC under the 1933 Act, with respect to Shares have been prepared in conformity with the requirements of the 1933 Act and rules and regulations of the SEC thereunder.

2.2.
The Trust represents and warrants to the Distributor that any registration statement, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement will be true and correct when such registration statement becomes effective; and that no registration statement, when such registration statement becomes effective, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust authorizes the Distributor to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of Shares and represented by the Trust as being the then-current form of prospectus or then-current form of statement of additional information.
2.3.
No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus, as required by Section 10(b) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 2.3 shall in any way restrict or have any application to or bearing upon the Trust’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust’s prospectus or Declaration of Trust.
2.4.
The Trust agrees to advise the Distributor as soon as reasonably practicable of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement then in effect or of the initiation of any proceeding for that purpose.
3.
Indemnification.

3.1.
The Trust agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement or necessary to make any statement in such documents not misleading; provided, however, that the Trust’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or in any financial or other statements in reliance upon and in conformity with any information furnished to the Trust by the Distributor or any affiliate thereof and used in the preparation thereof; and further provided that the Trust’s agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any liability to the Trust or its shareholders to which the Distributor, its officers and directors, or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Distributor’s, its officer’s or director’s, or any such controlling person’s duties, or by reason of the Distributor’s, its officer’s or director’s, or any such controlling person’s reckless disregard of its obligations and duties under this Agreement.
3.2.
The Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished by the Distributor or any affiliate thereof to the Trust or its counsel and used in the Trust’s registration statement, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by the Distributor or any affiliate thereof to the Trust or its counsel required to be stated in such answers or necessary to make such information not misleading or (b) any alleged willful misfeasance, bad faith or negligence in the performance of the Distributor’s obligations and duties under the Agreement or by reason of its alleged reckless disregard thereof.
4.
Confidentiality.
The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and/or the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when so requested by the Trust or after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities.
In accordance with Regulation S-P, the Distributor and its affiliates will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Fund regarding any shareholder; provided, however, that the Distributor and its affiliates may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor and its affiliates, or as may be permitted by law.  The Distributor agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

5.
Anti-Money Laundering Program.
The Distributor represents and warrants that it (a) has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; and (b) will notify the Trust promptly if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and will promptly remedy any material deficiency of which it learns.
6.
Limitations of Liability.
Except as provided in paragraph 3.2, the Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.
7.
Term.
This Agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue in effect for a period of two years from the date written above.  This Agreement shall thereafter continue from year to year, provided such continuance is specifically approved at least annually by (i) the Board, or (ii) a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by the majority of the members of the Board who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval.  This Agreement is not assignable and is terminable with respect to a Fund, without penalty, on not less than sixty (60) days’ written notice, by the Board, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Fund, or by the Distributor.  This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).
8.
Release.
The names “Allspring Variable Trust” and “Trustees of Allspring Variable Trust” refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally.  All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities.  All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.
9.
Miscellaneous.
9.1
No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

9.2
This Agreement shall be governed by the laws of the State of Delaware.
10.
Notices.
Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement must give the Notice in writing and use one of the following methods of delivery: personal delivery, U.S. mail, internationally recognized overnight courier (with all fees prepaid), facsimile or e-mail. Any party giving a Notice shall address the Notice to the appropriate Person at the receiving party at the address listed below or to another address as designated by a party in a Notice pursuant to this Clause:
If to the Trust:

525 Market Street, 12th Floor
San Francisco, California 94105

If to the Distributor:

525 Market Street, 12th Floor
San Francisco, California 94105
11.
Questions of Interpretation.
Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC, interpretations of the SEC or its staff, or SEC staff no-action letters, issued pursuant to the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder, such provision will be deemed to incorporate the effect of such order, rule, regulation or interpretive release.  The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.
12.
Counterparts.
This Agreement may be executed in any manner of counterparts, each of which shall be deemed an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ALLSPRING VARIABLE TRUST
on behalf of the Funds

By:
Name:  Matthew Prasse
Title:    Secretary

                                                                      ALLSPRING FUNDS DISTRIBUTOR, LLC

By:
Name:  Loriani Eckerle
Title:    Secretary

SCHEDULE I

DISTRIBUTION AGREEMENT
ALLSPRING VARIABLE TRUST

Allspring VT Discovery Fund
Allspring VT Index Asset Allocation Fund
Allspring VT International Equity Fund
Allspring VT Omega Growth Fund
Allspring VT Opportunity Fund
Allspring VT Small Cap Growth Fund

Approved as of December 6, 2021